                                        Exhibit 5.1


                                        November 25, 1996


Carlisle Companies Incorporated
250 South Clinton Street, Suite 201
Syracuse, New York 13202

Gentlemen:

     We have acted as special counsel to Carlisle Companies Incorporated, a Delaware corporation (the "Company") in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission, relating to $300,000,000 (or the equivalent thereof in foreign currencies or currency units) aggregate principal amount of its unsecured debt securities consisting of debentures, notes or other unsecured evidences of indebtedness in amounts, at prices and on terms to be determined at the time of the offering which may be either senior or subordinated (the "Debt Securities") of the Company. The issuance and terms of the Debt Securities to be offered and sold by the Company are to be authorized and approved and the manner of sale is to be determined in additional proceedings proposed to be taken by the Company's Board of Directors or as delegated by the Board of Directors.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation and By-Laws of the Company, as amended to date,
(ii) the Registration Statement, (iii) the applicable resolutions of the Board of Directors of the Company, (iv) the proposed form of Indenture (the "Indenture") between the Company and Fleet National Bank as trustee (the "Trustee"), (v) the Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 ("Trust Indenture Act"), to be filed with the Commission, and (vi) such other documents, records and instruments as we have deemed necessary or appropriate for the purpose of this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, and the authenticity of all documents submitted to us as conformed or photostatic copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others. We also have assumed that the Indenture, when executed and delivered, will be substantially in the form submitted to us for examination.

     We are admitted to the Bar of the State of New York and express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, we are of the opinion that, assuming the due execution and delivery of the Indenture by the Trustee, upon the taking of appropriate further corporate action by the Company and the due execution and delivery of the Debt Securities on behalf of the Company, the Debt Securities will be duly and validly authorized and, when duly authenticated by the Trustee in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof in accordance with the terms set forth in the Prospectus constituting a part of the Registration Statement and the supplement or supplements to such Prospectus, the Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,


                                        /s/ Dewey Ballantine


                                        2